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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 of U.S. Trust Corporation (File No. 33-62371) pertaining to the 401(k) Plan and ESOP of United States Trust Company of New York and Affiliated Companies, of our report dated April 23, 1999 on our audits of the financial statements of the 401(k) Plan and ESOP of United States Trust Company of New York and Affiliated Companies as of December 31, 1998 and 1997 and the year ended December 31, 1998, which report is included in this Annual Report on Form 11-K.

                                                   PricewaterhouseCoopers L.L.P.

June 25, 1999